EXHIBIT 10.2

AMENDMENT TO DEFERRED COMPENSATION AGREEMENT

AMENDMENT TO DEFERRED COMPENSATION AGREEMENT

This AMENDMENT TO DEFERRED COMPENSATION AGREEMENT (this “Amendment”), made this                 day of        , 2005, by and between MTR Gaming Group, Inc., a Delaware corporation having its principal office at State Route 2 South, Chester, West Virginia 26034, together with all of its subsidiaries whether now existing or hereafter formed or acquired (collectively, the “Company”), and Edson R. Arneault, One Riverside Drive, New Cumberland, West Virginia (“Executive”).

WHEREAS, the Executive is a party to a Deferred Compensation Agreement dated as of January 1, 1999 (the “Existing Deferred Compensation Agreement”).

WHEREAS, the Executive and the Company desire to amend the terms of the Existing Deferred Compensation Agreement to conform to the requirements set forth in Section 409A of the Internal Revenue Code of 1986 (the “Code”), as amended by the American Jobs Creation Act of 2004 (“Section 409A”).

Now, therefore, the parties, in reliance upon the mutual promises and covenants herein contained, do hereby agree as follows, effective as of the date set forth above:

1.                                       Recitals; Capitalized Terms.  The recitals as set forth above are hereby incorporated herein by reference as though more fully set forth.  Except to the extent otherwise defined herein, capitalized terms shall have the meaning ascribed to them in the Existing Deferred Compensation Agreement.

2.                                       Conformity with Section 409A.  The Existing Deferred Compensation Agreement, as amended by this Amendment (collectively, the “Deferred Compensation Agreement”) is intended to meet the requirements of Section 409A, including, but not limited to, Paragraphs (2), (3), and (4) of Section 409A(a).  Notwithstanding any provision of this Deferred Compensation Agreement to the contrary, to the extent of any conflict between the terms and conditions of this Deferred Compensation Agreement and the requirements of Section 409A, the requirements of Section 409A shall govern.

3.                                       Election of Number of Years.  Section 1.04 of the Existing Deferred Compensation Agreement is hereby amended and restated in its entirety as follows:

“The Executive hereby irrevocably elects, for purposes of Section 1.02, above, that the retirement benefits shall be computed and paid over a fifteen (15) year period.”

4.                                       Election in the Event of the Termination of Employment Prior to Retirement.

(a)                                  Section 2.03 of the Existing Deferred Compensation Agreement is hereby amended and restated in its entirety as follows:

“In the event (i) Executive resigns his employment (other than for Good Reason) or (ii) Executive’s employment is terminated for Cause, then the Company shall not be obligated to make any further premium payments for the life insurance policy.  The Company shall maintain the policy (without additional premium payments) until Executive’s retirement or death.”

(b)                                 Section 2.04 of the Existing Deferred Compensation Agreement is hereby amended and restated in its entirety as follows:

“In the event (i) Executive resigns his employment for Good Reason or (ii) Executive’s employment is terminated without Cause, then the Company shall pay the next five premiums on the insurance policy as and when they become due.”

(c)                                  The following is added to the Deferred Compensation Agreement as new Section 2.05:

“For purposes of this Deferred Compensation Agreement, the terms “Cause” and “Good Reason” shall have the meaning assigned to such terms in the Employment Agreement dated September 28, 2001, as amended, between the Company and the Executive.

5.                                     Scope of Amendment.  Except to the extent expressly amended herein, the terms and conditions of the Existing Deferred Compensation Agreement shall govern.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

MTR GAMING GROUP, INC.

\s\ Edson R. Arneault	\s\ Donald J. Duffy (5/13/05)
Edson R. Arneault	Donald J. Duffy, Chairman of the Compensation Committee

\s\ LC Greenwood
LC Greenwood, Member of the Compensation Committee